Exhibit 10.2

ARKANOVA ENERGY, INC.
8150 NORTH CENTRAL EXPRESSWAY
SUITE 1800
DALLAS, TEXAS 75206

July 24, 2006

Mr. David Griffin
P.O. Box 659
Elaine, AR 72333

Re:      Oil and Gas Lease Acquisition and Development Agreement

Dear Mr. Griffin:

          This letter (herein called the “Agreement”) constitutes the agreement between Arkanova Energy, Inc., a Delaware corporation (“AEI”), and David Griffin, an individual who is a resident of Phillips County, Arkansas (“Griffin”), concerning the acqusition by AEI from Griffin of oil and gas leases covering lands and minerals located in Phillips, Monroe and Desha Counties, Arkansas, and the development of the lands and minerals covered by said leases. The principal terms of the Agreement are as follows:

          1.      Mineral Ownership. Griffin hereby represents that he owns or controls one hundred percent (100%) of the minerals underlying Fifty Thousand (50,000) gross acres of land, more or less, in Phillips and Monroe Counties, Arkansas (the “Lease Lands”), as more particularly described in Annex “A” attached hereto, incorporated herein by reference and made a part hereof for all purposes, and he hereby covenants that he will deliver to AEI one or more oil and gas leases covering the entire Leased Lands. In addition, Griffin represents that he owns or controls one hundred percent (100%) of the minerals underlying Fifteen Thousand (15,000) contiguous gross acres of land, more or less, in Desha County, Arkansas (the “Option Lands”) more particularly described in the annex to the Option Agreement.(as such term is defined in Section 5 of this Agreement) and he hereby covenants that he will deliver to AEI oil and gas leases covering the entire Option Lands in the event that AEI exercises its option (a more particularly described herein, to acquire same.

          2.      Delivery of Leases. From time to time hereafter but in no event later than six (6) months for the date hereof, Griffin shall deliver to AEI one or more oil and gas leases providing for the payment of a royalty to Griffin of seventeen and one-half percent (17.5%), subject to to adjustment as provided in Section 4 hereof, in the form attached hereto as Annex “B,” incorporated herein by reference and made a part hereof for all purposes covering one hundred percent (100%) of the minerals underlying the Leased Lands he owns or otherwise controls, being approximately Fifty Thousand (50,000) acres, in increments of not more than Eight Thousand Two Hundred Fifty (8,250) acres unless otherwise approved by AEI, together with evidence of ownership in form and substance reasonably satisfactory to AEI and its legal counsel. Each oil and gas lease covering the Lease Lands, except the oil and gas lease covering the last and final segment of the Lease Lands, shall be delivered undated by Griffin, and Griffin hereby specifically grants to AEI his irrevocable special power of attorney to date each such oil and gas lease the date of the delivery of the last and final oil and gas lease delivered by Griffin with respect to the Lease Lands or the date of filing of the applicable oil and gas lease (or Memorandum relating thereto) in the records of the applicable county, whichever is earlier, and AEI and Griffin agree that the term of each such oil and gas lease shall commence on the date inserted by AEI as herein permitted. AEI covenants and agrees that it will accept and timely pay the Lease Bonus (as such term is defined in Section 3 hereof) for each properly executed oil and gas lease in the form attached as Annex “B” covering one hundred percent (100%) of the mineral interests, without any title defect or curative issue, in the Lease Lands described in said oil and gas lease, together with evidence of ownership of said minerals as herein provided, that it receives from Griffin.

          3.      Payment for Leases. Upon acceptance of each oil and gas lease delivered by Griffin to AEI as provided in Section 2 of this Agreement, AEI shall cause to be delivered by wire transfer in immediately available funds to such account as Griffin may designate to AEI the sum of Three Hundred and No/100 Dollars ($300.00) per net mineral acre covered by such oil and gas lease (the “Lease Bonus”). AEI shall be deemed to have accepted an oil and gas lease upon the later of (i) payment in full of the Lease Bonus for such oil and gas lease, and (ii) notification in writing by AEI or its legal counsel that the evidence of ownership with respect to the mineral interests covered by such oil and gas lease has been accepted by AEI, and no oil and gas lease shall be effective to convey an interest in the minerals covered thereby until it has been accepted by AEI as herein provided. Griffin shall be responsible for all costs he and his affiliates may incur in connection with each oil and gas lease up to the date of acceptable of same by AEI.

          4.      Drilling Commitment. AEI shall drill and complete, if warranted, not less than six (6) wells over a period of two (2) years at such locations as may be selected by AEI after consultation with Griffin, with the first of such wells to be commenced within six (6) months of the date of the acceptance by AEI of the last of the oil and gas leases covering the Leased Lands. Each well drilled and completed on the Leased Lands or, in the event the option herein described is exercised by AEI, on the Option Lands, irrespective or whether classified as an oil or gas well, that is capable of producing oil and/or gas in paying quantities shall hold, and shall be considered for the purposes of this Agreement to be production from, Six Thousand Four Hundred (6,400) acres of the Lease Lands or Option Lands, as applicable. After AEI has earned Thirty Eight Thousand Four Hundred (38,400) acres by drilling the wells required to hold this acreage, the royalty percentage in the oil and gas leases for all of the acreage in excess of Thirty Eight Thousand Four Hundred (38,400) covered by leases from Griffin to AEI in the Area of Mutual Interest described in Section 6 below shall decrease from Seventeen and One-Half percent (17.5%) to Fifteen percent (15%).

          5.      Desha Option. Simultaneously with the payment of the acceptance of the first oil and gas lease delivered by Griffin to AEI as provided herein and in consideration for the payment of the Option Payment (as such term is hereinafter in the Option Agreement (the “Option Agreement”) attached hereto as Annex “C,” incorporated herein by reference and made a part hereof for all purposes), Griffin shall grant to AEI an exclusive option (the “Desha Option”) to acquire an oil and gas lease in the form attached hereto as Annex “B” covering the mineral interests that Griffin owns or controls in the Option Lands, which option shall be evidenced by the execution and delivery by the parties of the Option Agreement. In the event that AEI does not exercise the Option within the time period specified in the Option Agreement, AEI shall deliver to Griffin a copy of all of the seismic interpretations and other scientific materials in AEI’s possession relating to the lands covered by the Option Agreement; provided, however, that notwithstanding the foregoing, AEI shall not be required to deliver any data or information that is subject to a confidentiality agreement, license or similar agreement with any third party providing such information or data and that prohibits transfer of the information or data.

          6.      Area of Mutual Interest. An Area of Mutual Interest (“AMI”) is hereby established covering lands situated within Phillips, Monroe and Desha Counties, Arkansas and all lands within Fifty (50) miles of the boundary of each of such counties. If at any time Griffin or any of his affiliates, irrespective of whether before or following the execution of this Agreement, acquires, is offered or learns of the availability to lease ofthe minerals, or any part thereof, covering lands situated in whole or in part within the AMI (an “AMI Interest”), Griffin shall give AEI prompt written notice of the acquisition, offer or availability to lease of such AMI Interest, accompanied by all pertinent data and information relating thereto, whereupon AEI shall have a period of thirty (30) days after receipt of the notice in which to elect to acquire such AMI Interest by delivering written notice of such election within said time period. In a situation where Griffin or one of his affiliates is offered a lease or learns of the availability to lease of acreage within the AMI, he shall be entitled to receive from AEI an overriding royalty interest equal to the difference between the actual royalty that AEI acquires in said acreage and Fifteen percent (15%). The failure of AEI to timely deliver such notice or payment as aforesaid shall be deemed an election by AEI not to acquire the AMI Interest from Griffin.

          7.      Miscellaneous Provisions. The following provisions shall also be applicable to this Agreement:

          A.      Notices. In the event a notice or other document is required to be sent hereunder to a party hereto, such notice or other document shall be in writing and shall be deemed to have been given upon receipt if either (i) personally delivered, (ii) sent by prepaid first class mail, and registered or certified and a return receipt requested, (iii) sent by overnight delivery via a nationally recognized carrier or (iv) by facsimile with completed transmission acknowledged to the party entitled to receive such notice or other document at the address set forth below its name on the first page of this Agreement or at such other address as such party shall request in a written notice, sent to the other parties hereto. Any party may change its address by giving all other parties notice of the change in accordance with this Section. A notice shall be deemed to be received on the date that it is delivered in person, written confirmation is received or it is placed in the United States mail with appropriate postage.

          B.      Further Assurances. The Parties hereto agree to furnish upon request to each other such further information, to execute and deliver to each other such other documents, including the documents attached as annexes to this Agreement; and to do such other acts and things, all as the other party hereto may at any time reasonably request for the purpose of carrying out the intent of this Agreement.

          C.      Waiver. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement can be discharged by one party hereto, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party hereto; (ii) no waiver which may be given by a party hereto shall be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party hereto shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

          D.      Entire Agreement and Modification. This Agreement, the attachments hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. This Agreement may not be modified, rescinded or terminated orally, and no modification, rescission, termination or attempted waiver of any of the provisions hereof (including this Section) shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

          E.      Limitations on Assignment. Neither this Agreement, nor the rights, privileges or obligations set forth herein, are assignable by Griffin to any other person, and in the event of any assignment in contravention of this Agreement, such assignment shall not be valid or enforceable.

          F.      Persons Bound. This Agreement shall apply to and be binding in all respects upon, and shall inure to the benefit of the Parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity other than the Parties to this Agreement, and their permitted successors and assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the Parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement, and for the benefit of no other person or entity.

          G.      Section Headings, Construction. The headings of articles and sections contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to articles and sections in this Agreement refer to the corresponding articles and sections of this Agreement. All words used herein shall be construed to be of such gender or number, as the circumstances require. Unless otherwise specifically noted, the words "herein," "hereof," "hereby," "hereinabove," "hereinbelow," "hereunder," and words of similar import, refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause or other subdivision hereof.

          H.      Time of Essence. With regard to all time periods set forth or referred to in this Agreement, time is of the essence.

          I.      Specific Performance. Each party hereto acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party hereto shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

          J.      Conflicts. To the extent that any conflict may arise between the terms of this Agreement and the terms of the oil and gas leases or the Option Agreement executed pursuant hereto, the terms of the applicable oil and gas lease or the Option Agreement shall control over the terms of this Agreement.

          K     . Absence of Finders. Neither AEI nor Griffin is a party to any agreement that provides for the payment of a finder’s fee, brokerage fee, commission or other fee or amount which is or may become payable to any third party in connection with the execution or delivery of this Agreement or the transactions contemplated herein and hereby, other than as follows: AEI has agreed to pay a finder’s fee to Rodney H. Langford, and Griffin has agreed to apy a finder’s fee to James Michael Hanks. AEI agrees to indemnify Griffin against any and all claims for finder’s fees by Rodney H. Langford, and Griffin agrees to indemnify AEI against any and all claims for finder’s fees by James Michael Hanks.

          L.      Governing Law. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

ARKANSAS AS TO OIL AND GAS REGULATORY MATTERS AND THE LAWS OF THE STATE OF TEXAS AS REGARDS ALL OTHER MATTERS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

          M.      Dispute Resolution. The parties to this Agreement acknowledge that disputes may arise between them, and it is in their best interests to resolve such disputes in an orderly and consistent manner, and agree as follows:

(a)

The parties will attempt to resolve promptly any controversy or claim arising out of or relating to this Agreement or the transactions contemplated or consummated pursuant to this Agreement (a “Dispute”), by negotiating directly and in good faith. Both parties may seek the advice and assistance of legal counsel in connection with any such negotiation.

(b)

If the parties cannot resolve and settle a Dispute by private negotiation within 60 days after one party gives the other written notice that a Dispute exists, the parties mutually agree to submit the Dispute to non-binding mediation, as follows:

(i)

Mediation shall occur in Dallas, Texas, before a single mediator, using the facilities and mediation rules of a professional dispute-resolution organization selected by mutual agreement of the parties (the "Mediation Organization"). If the parties cannot agree on a Mediation Organization, they will use the facilities and mediation rules of Judicial Arbitration and Mediation Services, Inc. in Dallas, Texas (“JAMS”).

(ii)

The parties shall jointly select a mediator from the panel of mediators maintained by the Mediation Organization. The mediator must be an attorney who has no prior business or professional relationship with either party. If the parties are unable to agree on a mediator within 30 days after the Dispute is submitted to mediation, the Mediation Organization will select a mediator who possesses the indicated qualifications.

(iii)

The parties will share the mediation filing fee equally, but will otherwise separately bear their own costs and expenses (including legal fees) of participating in the mediation process. Each party agrees to send at least one representative to the mediation conference who has authority to enter into binding contracts on that party s behalf. Each party further agrees to sign a confidentiality agreement that prohibits the mediator from disclosing, orally or in writing, any information the other party discloses to the mediator in confidence at any stage of the mediation process.

	(iv)	Either party's failure or refusal to participate in mediation in accordance with this Section 7.M.(b) shall be considered a dispute subject to binding arbitration in accordance with Section 7.M.(c).

(c)

If the parties cannot fully resolve and settle a dispute through mediation within 30 days after the mediation conference concludes, all unresolved issues involved in the Dispute shall be submitted to binding arbitration, as follows:

(i) Either party may make a demand for arbitration.

(ii)

Arbitration proceedings shall be conducted in Dallas, Texas, before a single arbitrator, using the facilities and commercial arbitration rules of the Mediation Organization or another professional dispute-resolution organization selected by Seller and reasonably acceptable to Buyer (the “Arbitration Organization”). If Seller selects an Arbitration Organization other than the Mediation Organization and Buyer reasonably objects to Seller’s choice, the parties will use JAMS' facilities and commercial arbitration rules.

(iii)

The Arbitration Organization's expedited arbitration procedure shall apply to the arbitration proceedings. To the greatest extent permitted by law, the parties waive the application of all rules of discovery and evidence the Arbitration organization's expedited procedure does not expressly make applicable.

(iv)

The parties shall jointly select an arbitrator from the panel of arbitrators maintained by the Arbitration Organization. The arbitrator must be an attorney who has no prior business or professional relationship with either party and who agrees to follow and apply the express provisions of this Agreement in determining his or her award. If the parties are unable to agree on an arbitrator within thirty (30) days after the arbitration demand is filed, the Arbitration Organization will select an arbitrator who possesses the indicated qualifications.

(v)

The arbitrator‘s award shall be final and binding on all parties, and neither party shall have any right to contest or appeal the arbitrator‘s award except on the grounds expressly provided by the United States Arbitration Act (the “Arbitration Act”). The party who demands arbitration shall pay the arbitration filing fee, but the parties will otherwise separately bear their own costs and expenses (including legal fees) of participating in the arbitration process. Responsibility for the arbitrator s fees and expenses shall be determined as part of the arbitrator s award.

(vi)

The procedures contemplated by and the enforceability of this Section 7.M.(c) shall be governed by the Arbitration Act and shall be interpreted and enforced in accordance with United States federal judicial interpretations of the Arbitration Act.

(d)

The parties further agree to submit to the jurisdiction and venue of JAMS and that service of process by certified mail, return receipt requested, shall be sufficient to confer in personam jurisdiction over them. Buyer specifically agrees to waive all questions of personal jurisdiction or venue for the purpose of carrying out this provision.

(e)

The party which does not prevail in any Dispute submitted to binding arbitration as required by this Agreement shall be responsible for all fees and expenses, including attorneys’ fees, incurred by the prevailing party in connection with such Dispute.

          N.      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute but one and the same agreement.

          If the foregoing correctly sets forth your understanding as to the matters set forth herein, kindly so indicate by executing the enclosed copy of this letter in the space provided below and returning it to the undersigned.

Very truly yours,

ARKANOVA ENERGY INC.

By:
Name:
Title:

Agreed and accepted as of, but not necessarily on, the date first above written.

___________________________________________
David Griffin